UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 22, 2005
GenCorp Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-01520	34-0244000

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Highway 50 and Aerojet Road, Rancho Cordova, California	95670

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 916-355-4000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS
On September 22, 2005, the Board of Directors of the Company elected R. Franklin Balotti and Timothy A. Wicks to the Company’s Board of Directors effective immediately. Neither Mr. Balotti nor Mr. Wicks is a party to any arrangement or understanding with any person pursuant to which he was selected as a director. Neither Mr. Balotti nor Mr. Wicks is a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Balotti was elected as a Class III director and has been appointed to serve on the Corporate Governance & Nominating Committee. Mr. Wicks was elected as a Class II director and has been appointed to serve on the Audit Committee.
A copy of the press release issued by the Company announcing the election of Messrs. Balotti and Wicks is attached herewith as Exhibit 99.1.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(c) Exhibits

Exhibit No.	Description
99.1	GenCorp Inc.’s press release dated September 22, 2005.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GENCORP INC.
By:	/s/ Mark A. Whitney
	Name:	Mark A. Whitney
	Title:	Vice President Deputy General Counsel and Assistant Secretary

Dated: September 23, 2005

EXHIBIT INDEX

Exhibit No.	Description
99.1	GenCorp Inc.’s press release dated September 22, 2005.